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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 18, 2000

                         PentaStar Communications, Inc.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                            0-27709                84-1502003
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(State or other jurisdiction       (Commission File Number)     (IRS Employer
    of incorporation)                                        Identification No.)

           1522 Blake Street, Denver CO                    80202
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       (Address of principal executive offices)          (Zip Code)

       Registrant's telephone number, including area code: (303) 825-4400

                                      None
                                      ----
         (Former name or former address, if changed since last report.)




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Item 2.  Acquisition or Disposition of Assets

        On May 18, 2000, PentaStar Communications, Inc., ("PentaStar") through a wholly-owned subsidiary, completed the acquisition of the assets and business of VSI Network Solutions, Inc., dba Eastern Telecom ("ETI"), pursuant to a Purchase Agreement ("Agreement") dated February 18, 2000. PentaStar is integrating the business acquired from ETI with PentaStar's earlier announced acquisitions of the assets and business of USTelecenters, Inc. and Vermont Network Services Corporation (collectively referred to as "UST").

         The purchase price paid at closing for the assets consisted of $2,100,000 of cash, the issuance of 57,122 shares of PentaStar common stock, $.0001 par value (which shares had an agreed upon value of $950,000, based upon the trading price for the five day period ending on February 18, 2000) and the assumption of certain assumed liabilities. Of the cash paid at closing, $500,000 was placed in escrow until June 30, 2000 for application against accounts receivable of ETI which are not collected on June 30, 2000. The cash portion of the consideration is subject to post-closing adjustments based upon certain closing balance sheet amounts. The 57,122 shares of PentaStar common stock were placed in a general indemnification escrow until November 18, 2001. The purchase price also includes an earn-out arrangement based upon four times the earnings before interest, taxes and amortization (EBITA) of the operations acquired by PentaStar from ETI and UST for the period January 1, 2000 to December 31, 2000 minus the amounts already paid at the UST and ETI closings. The earnout amount, if any, is payable in cash, PentaStar common stock or a combination thereof, at PentaStar's option.

         The consideration was determined based upon negotiations between the parties. The source of funds used by PentaStar to pay the cash portion of the consideration was proceeds from PentaStar's October 1999 initial public offering of equity securities.

         ETI, founded in 1992, is a full-service communications agent primarily servicing customers in Boston, New York, Albany, Providence and Warwick. ETI is an authorized agent for Bell Atlantic and Bell South. ETI is a wholly-owned subsidiary of VSI Enterprises, Inc. (OTCBB: VSIN). VSI Enterprises develops, manufactures, markets and supports software based audio/visual command and control systems and videoconferencing products that operate on PC platforms.


Item 7.  Financial Statements and Exhibits

    a)    Financial Statements.

          In accordance with Item 7(a)(4) of Form 8-K, the financial statements required to be filed with the Commission will be filed by an amendment to this report no later than 60 days after the due date of this report.


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    b)    Pro Forma Financial Information.

          In accordance with Item 7(b)(2) of Form 8-K, any pro forma financial information required to be filed with the Commission will be filed by an amendment to this report no later than 60 days after the due date of this report.

    c)    Exhibits.

                   EXHIBIT NUMBER            DESCRIPTION

                       2.8* Purchase Agreement dated February 18, 2000 among PentaStar Communications, Inc.,
                                    OC Mergerco 4, Inc. , VSI Network Solutions,
                                    Inc. and the Shareholder of VSI Network
                                    Solutions, Inc.

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    *   Incorporated by reference from the Company's Quarterly Report on Form
        10-QSB for the quarterly period ended March 31, 2000.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 2, 2000                         PENTASTAR COMMUNICATIONS, INC.

                                            By:   /s/ David L. Dunham
                                                --------------------------------
                                                      David L. Dunham
                                                      Chief Financial Officer